Exhibit 32.1

                             CERTIFICATION PURSUANT
                      TO RULE 13a -14(b) or RULE 15d-14(b)
                          AND SECTION 1350 OF TITLE 18,
                   OF THE UNITED STATES CODE (18 U.S.C. 1350)
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OCG Technology, Inc., (the "Company") on Form 10QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward C. Levine, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By: /s/ EDWARD C. LEVINE
    ------------------------------------
    Edward C. Levine,
    President/Chief Financial Officer
    May 14, 2004

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